                                                                       EXHIBIT 1

                               POWER OF ATTORNEY

   Know all by these presents, that the undersigned, on behalf of Sandy Hills BV
   (the "Reporting Person"), in the undersigned's capacity as a statutory director of Malabar Hill NV, the statutory director of the Reporting Person, hereby constitutes and appoints F. Douglas Raymond as the undersigned's true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned, (i) Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the
   "Exchange Act") and the rules thereunder, (ii) Schedules 13D and 13G in accordance with Section 13 of the Exchange Act and the rules thereunder, and
   (iii) any other forms or reports the undersigned may be required to file in connection with the Reporting Person's ownership, acquisition, or disposition of securities of Coda Octopus Group, Inc. (the "Company");

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to (i) complete and execute any such Forms 3, 4 or 5 or Schedules 13D or 13G, (ii) complete and execute any amendment or amendments thereto, and (iii) timely file such forms or reports with the
   United States Securities and Exchange Commission and any stock exchange or similar authority; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being  understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in his discretion.

   The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

   The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the Reporting Person's responsibilities to comply with Sections 13 or 16 of the Exchange Act.

   This Power of Attorney shall remain in full force and effect until the
   Reporting Person is no longer required to file Forms 3, 4, and 5 or Schedules
   13D or 13G with respect to the Reporting Person's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-
   fact.

   IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3th day of December, 2018.

                            /s/ F.H. Fentener van Vlissingen
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                            Signature

                            F.H. Fentener van Vlissingen
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